UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[ ]

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[ ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section §240.14a-12

HDS INTERNATIONAL CORP.
(Exact name of Registrant as specified in its charter.)

Commission File number 000-53949

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

HDS INTERNATIONAL CORP.
9272 Olive Boulevard
St. Louis, MO   63132
401-400-0028

INFORMATION STATEMENT

Introduction

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock and preferred stock of HDS INTERNATIONAL CORP., a Nevada corporation, which we refer to herein as "HII," "company," "we," "our" or "us."  The mailing date of this Information Statement is on or about July 15, 2015.  The Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to notify our stockholders of following actions:

1.	Amending our Articles of Incorporation by increasing our shares of common stock from 2,000,000,000 shares of common stock to 10,000,000,000 shares of common stock, par value $0.001 per share.
2.
Amending our Articles of Incorporation by increasing our shares of preferred stock from 50,000,000 shares of preferred stock to 450,000,000 shares of preferred stock with a par value of $0.001 per share.

3.	Reverse splitting our shares of common stock on the basis of 1 for 30.
4.	Amending our Articles of Incorporation by changing our name to SirenGPS, Inc.
5.	Adopting our 2015 Incentive Stock Option Plan.

On June 15, 2015, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 1,814,822,222 shares of common stock outstanding; 7,500,000 shares of Series A Preferred Stock outstanding with each Series A Preferred share having 100 votes; 15,839,800 shares of Series B Preferred Stock outstanding with each Series B Preferred share having 1,000 votes per share.  The total voting power of the outstanding common and preferred stock is 18,404,622,222 votes.  9,202,311,112 votes are required to pass each resolution described above. Our shares of common stock vote with our preferred stock as a single class on all matters submitted to our shareholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On June 15, 2015, our board of directors approved the foregoing resolutions and directed the same be submitted to our shareholders for a vote thereon.  Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

On June 15, 2015, SirenGPS, Inc., holding 7,500,000 shares of Series A Preferred Stock which had 750,000,000 total votes and 14,400,000 shares of Series B Preferred Stock which had 14,450,000,000 total votes or a total of 15,150,000,000 votes, or 82.32% of the voting power approved each of the above resolutions. Our shares of common stock vote with our preferred stock as a single class on all matters submitted to our shareholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken.  In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholders meeting do not create appraisal or dissenters' rights.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable.  We are not seeking written consent from any stockholders other than SirenGPS, Inc. and our other stockholders will not be given an opportunity to vote with respect to the actions taken.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

This information statement is being mailed or otherwise furnished to stockholders of HDS INTERNATIONAL CORP., a Nevada corporation (the "Company" or "We") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of our common stock and preferred stock of proposals to:

1.	Amending our Articles of Incorporation by increasing our shares of common stock from 2,000,000,000 shares of common stock to 10,000,000,000 shares of common stock, par value $0.001 per share.
2.
Amending our Articles of Incorporation by increasing our shares of preferred stock from 50,000,000 shares of preferred stock to 450,000,000 shares of preferred stock with a par value of $0.001 per share.

3.	Reverse splitting out shares of common stock on the basis of 1 for 30.
4.	Amending our Articles of Incorporation by changing our name to SirenGPS, Inc.
5.	Adopting our 2015 Incentive Stock Option Plan.

This information statement is being first sent to stockholders on or about June 1, 2015.  We anticipate that the amendments to our articles of incorporation increasing the authorized share capital and creating a class of preferred shares will become effective on or about June 22, 2015, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

On June 15, 2015, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 1,814,822,222 shares of common stock outstanding; 7,500,000 shares of Series A Preferred Stock outstanding with each Series A Preferred share having 100 votes; 15,839,800 shares of Series B Preferred Stock outstanding with each Series B Preferred share having 1,000 votes per share.  The total voting power of the outstanding common and preferred stock is 18,404,622,222 votes.  9,202,311,112 votes are required to pass each resolution described above. Our shares of common stock vote with our preferred stock as a single class on all matters submitted to our shareholders.

Vote Obtained

On June 15, 2015, SirenGPWS, Inc., holding 7,500,000 shares of Series A Preferred Stock which had 750,000,000 total votes and 14,400,000 shares of Series B Preferred Stock which had 14,450,000,000 total votes or a total of  15,150,000,000 votes, or 82.32% of the voting power approved each of the following resolutions

1.	Amending our Articles of Incorporation by increasing our shares of common stock from 2,000,000,000 shares of common stock to 10,000,000,000 shares of common stock, par value $0.001 per share.
2.
Amending our Articles of Incorporation by increasing our shares of preferred stock from 50,000,000 shares of preferred stock to 450,000,000 shares of preferred stock with a par value of $0.001 per share.

3.	Reverse splitting our shares of common stock on the basis of 1 for 30.
4.	Amending our Articles of Incorporation by changing our name to SirenGPS, Inc.
5.	Adopting our Qualified Stock Option Plan.

Meeting Not Required

Title 8, Section 228 of the Nevada General Corporation Law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the outstanding shares of common stock voted in favor of the proposal.

Furnishing Information

This information statement is being furnished to all holders of our common stock and preferred stock.  The Form 10-K for the year ending December 31, 2014 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable the four actions being voted upon.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by you.

Security Ownership of Certain Beneficial Owner and Management

The following tables set forth, as of July 15, 2015, the beneficial shareholdings of persons or entities holding five percent or more of our common stock, each director individually, each named executive officer and all directors and officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

COMMON STOCK
Beneficial Owner	Amount & Nature of Ownership	Percentage of Class	Total Voting Power	Percentage of Voting Power When Voting with Class A Preferred and Class B Preferred

Paul Rauner 9272 Olive Boulevard St. Louis, MO 63132	0	0.00%	0	0.00%

Gail Berkovich 9272 Olive Boulevard St. Louis, MO 63132	0	0.00%	0	0.00%

All officers and directors as a group (2 individuals)	0	0.00%	0	0.00%

Siren GPS [1] 9272 Olive Boulevard St. Louis, MO 61312	0	0.00%	0	0.00%

Tassos Recachinas [2] 501 Kings Highway East, #108 Fairfield, CT 06825	74,235,000	4.09%	74,235,000	0.004%

Hillwinds Ocean Energy LLC [2] 501 Kings Highway East, #108 Fairfield, CT 06825	299,600,496	16.51%	299,600,496	0.016%

[1]
Owned by Siren GPS, a private corporation owned and controlled by Paul Rauner, our sole officer and director. Comprised of 14,400,000 shares of Class B Preferred Stock (comprising 91% of the Class B Preferred Stock outstanding) and 7,500,000 shares of Class A Preferred Stock (comprising 100% of the Class A Preferred Stock outstanding). Class A Preferred Stock is convertible into shares of common stock at a rate of 20 shares of common stock for each share of Class A Preferred Stock. Class A Preferred Stock entitles the holder to 100 votes per share of Class B Preferred stock on matters subject to a vote of the common shareholders. Class B Preferred Stock is convertible into shares of common stock at a rate of 200 shares of common stock for each share of Class B Preferred Stock. Class B Preferred Stock entitles the holder to 1,000 votes per share of Class B Preferred stock on matters subject to a vote of the common shareholders. SirenGPS, through its current holdings of Class A Preferred stock and Class B Preferred stock, currently controls 82.3% of the vote on all matters submitted to shareholders. Assuming the conversion of all shares of Class A Preferred Stock and Class B Preferred Stock into shares of common stock, Mr. Rauner's beneficial ownership of our fully diluted common stock would be 60.1%.

[2]
Of the 373,835,496 shares beneficially owned by Tassos Recachinas, our former President, 299,600,496 shares of common stock are directly held by Hillwinds Ocean Energy, LLC ("HOEL"), an affiliate, while 74,235,000 shares of common stock held directly by Mr. Recachinas. The 1,165,500 shares of preferred stock are owned directly by HOEL, and are comprised of 1,165,500 shares of Class B Preferred Stock, constituting 7.4% of the Class B Preferred Stock outstanding. Assuming the conversion of all shares of Class B Preferred Stock into shares of common stock, Mr. Recachinas beneficial ownership of our fully diluted common stock would be 11.8%.

SERIES A PREFERRED STOCK
Beneficial Owner	Amount & Nature of Ownership	Percentage of Class	Total Voting Power	Percentage of Voting Power

Paul Rauner 9272 Olive Boulevard St. Louis, MO 63132	0[1]	0.00%[1]	0[1]	0.00%[1]

Gail Berkovich 9272 Olive Boulevard St. Louis, MO 63132	0	0.00%	0	0.00%

All officers and directors as a group (2 individual)	0	0.00%	0	0.00%

Siren GPS 9272 Olive Boulevard St. Louis, MO 61312	7,500,000[1]	100.00%[1]	750,000,000[1]	0.04%[1]

Tassos Recachinas 501 Kings Highway East, #108 Fairfield, CT 06825	0[2]	0.00%[2]	0[2]	0.00%[2]

Hillwinds Ocean Energy LLC 501 Kings Highway East, #108 Fairfield, CT 06825	0[2]	0.00%[2]	0[2]	0.00%[2]

[1]
Owned by Siren GPS, a private corporation owned and controlled by Paul Rauner, our sole officer and director. Comprised of 14,400,000 shares of Class B Preferred Stock (comprising 91% of the Class B Preferred Stock outstanding) and 7,500,000 shares of Class A Preferred Stock (comprising 100% of the Class A Preferred Stock outstanding). Class A Preferred Stock is convertible into shares of common stock at a rate of 20 shares of common stock for each share of Class A Preferred Stock. Class A Preferred Stock entitles the holder to 100 votes per share of Class B Preferred stock on matters subject to a vote of the common shareholders. Class B Preferred Stock is convertible into shares of common stock at a rate of 200 shares of common stock for each share of Class B Preferred Stock. Class B Preferred Stock entitles the holder to 1,000 votes per share of Class B Preferred stock on matters subject to a vote of the common shareholders. SirenGPS, through its current holdings of Class A Preferred stock and Class B Preferred stock, currently controls 82.3% of the vote on all matters submitted to shareholders. Assuming the conversion of all shares of Class A Preferred Stock and Class B Preferred Stock into shares of common stock, Mr. Rauner's beneficial ownership of our fully diluted common stock would be 60.1%.

[2]
Of the 373,835,496 shares beneficially owned by Tassos Recachinas, our former President, 299,600,496 shares of common stock are directly held by Hillwinds Ocean Energy, LLC ("HOEL"), an affiliate, while 74,235,000 shares of common stock held directly by Mr. Recachinas. The 1,165,500 shares of preferred stock are owned directly by HOEL, and are comprised of 1,165,500 shares of Class B Preferred Stock, constituting 7.4% of the Class B Preferred Stock outstanding. Assuming the conversion of all shares of Class B Preferred Stock into shares of common stock, Mr. Recachinas beneficial ownership of our fully diluted common stock would be 11.8%.

SERIES B PREFERRED STOCK
Beneficial Owner	Amount & Nature of Ownership	Percentage of Class	Total Voting Power	Percentage of Voting Power

Paul Rauner [1] 9272 Olive Boulevard St. Louis, MO 63132	0	0.00%	0	0.00%

Paul Rauner 9272 Olive Boulevard St. Louis, MO 63132	0	0.00%	0	0.00%

All officers and directors as a group (2 individual)	0	0.00%	0	0.00%

Siren GPS [1] 9272 Olive Boulevard St. Louis, MO 61312	14,400,000	90.31%	14,400,000,000	78.23%

Tassos Recachinas [2] 501 Kings Highway East, #108 Fairfield, CT 06825	0	0.00%	0	0.00%

Hillwinds Ocean Energy LLC [2] 501 Kings Highway East, #108 Fairfield, CT 06825	1,165,500	7.36%	1,165,500,000	6.32%

[1]
Owned by Siren GPS, a private corporation owned and controlled by Paul Rauner, our sole officer and director. Comprised of 14,400,000 shares of Class B Preferred Stock (comprising 91% of the Class B Preferred Stock outstanding) and 7,500,000 shares of Class A Preferred Stock (comprising 100% of the Class A Preferred Stock outstanding). Class A Preferred Stock is convertible into shares of common stock at a rate of 20 shares of common stock for each share of Class A Preferred Stock. Class A Preferred Stock entitles the holder to 100 votes per share of Class B Preferred stock on matters subject to a vote of the common shareholders. Class B Preferred Stock is convertible into shares of common stock at a rate of 200 shares of common stock for each share of Class B Preferred Stock. Class B Preferred Stock entitles the holder to 1,000 votes per share of Class B Preferred stock on matters subject to a vote of the common shareholders. SirenGPS, through its current holdings of Class A Preferred stock and Class B Preferred stock, currently controls 82.3% of the vote on all matters submitted to shareholders. Assuming the conversion of all shares of Class A Preferred Stock and Class B Preferred Stock into shares of common stock, Mr. Rauner's beneficial ownership of our fully diluted common stock would be 60.1%.

[2]
Of the 373,835,496 shares beneficially owned by Tassos Recachinas, our former President, 299,600,496 shares of common stock are directly held by Hillwinds Ocean Energy, LLC ("HOEL"), an affiliate, while 74,235,000 shares of common stock held directly by Mr. Recachinas. The 1,165,500 shares of preferred stock are owned directly by HOEL, and are comprised of 1,165,500 shares of Class B Preferred Stock, constituting 7.4% of the Class B Preferred Stock outstanding. Assuming the conversion of all shares of Class B Preferred Stock into shares of common stock, Mr. Recachinas beneficial ownership of our fully diluted common stock would be 11.8%.

We are not categorized as a "shell company" as that term is defined in Reg. 405 of the Act. A "shell company" is a corporation with no or nominal assets or its assets consist solely of cash, and no or nominal operations

On June 15, 2015, we had 1,814,822,222 shares of common stock outstanding; 7,500,000 shares of Series A Preferred Stock outstanding with each Series A Preferred share having 100 votes; 15,839,800 shares of Series B Preferred Stock outstanding with each Series B Preferred share having 1,000 votes per share.  The total voting power of the outstanding common and preferred stock is 18,404,622,222 votes.  9,202,311,112 votes are required to pass each resolution described above.

THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved, subject to stockholders' approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from two billion (2,000,000,000) shares to ten billion (10,000,000,000) shares, par value $0.001 per share.  A copy of the proposed amendment is attached hereto as Appendix A.

Reason for the Amendment

We are currently authorized to issue 2,000,000,000 shares of common stock with a par value of $0.001 per share. Currently, there are 1,814,822,222 shares of common stock issued and outstanding and we believe we could issue up to 3,305,925,026 shares of common stock up the conversion of certain promissory notes.  A summary of the outstanding promissory notes is as follows:

OUTSTANDING PROMISSORY NOTES
Lender	Amount Owed	Number of Common Shares Issuable Upon Conversion of the Entire Amount

Denali Equity Group, LLC	$14,300	105,925,296

Iconic Holdings, LLC	$40,000	1,142,857,143

Iconic Holdings, LLC	$22,000	628,571,428

Iconic Holdings, LLC	$15,000	428,571,429

HGT Capital, LLC	$50,000	1,000,000,000

TOTAL	$141,300	3,305,925,926

The Denali note provides for conversion at 50% of the lowest trading price during the thirty consecutive trading days prior to the conversion.  The Iconic notes provide for conversion at 50% of the average of the lowest three end of day closing bid prices.  The HGT notes provide for conversion at 50% of the average three lowest closing bid prices prior to the exercise of conversion.

As such we currently do not have enough authorized shares of common stock to satisfy the potential conversion of the promissory notes to shares of common stock.  Accordingly it is necessary to amend our articles of incorporation and increase the authorized shares of common stock to 10,000,000,000 shares of common stock.  Other than the foregoing, we have no definitive plans or arrangements to issue any additional shares of common stock.

More generally, the increase in the authorized number of shares of common stock will enable us to engage in (i) possible future financings for which there will very likely be reserve requirements of five times the number of shares that may actually issuable upon full conversion of the securities and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under possible new benefit plans.

After the increase in the authorized number of shares of common stock, there will be available for issuance, 8,185,177,778 shares of common stock with approximately 3,000,000,000 shares reserved for potential issuance upon the conversion of certain promissory notes to shares of common stock.  The par value of our common stock will remain $0.001 share.  The relative rights and limitations of the shares of common stock would remain unchanged under the increase in authorized shares of common stock.  Our shares of common stock vote with our preferred stock as a single class on all matters submitted to our shareholders.

Certain Effects of the Amendment

The increase in authorized shares of common stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of common stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of shares of our common stock.

The holders of shares of our Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Accordingly, the issuance of additional shares of our Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the Common Stock. The additional shares of Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

Our shares of common stock votes with our classes of preferred stock as a single class on all matters submitted to our shareholders.

THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK

Our Board of Directors has approved, subject to stockholders' approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of preferred stock from fifty million (50,000,000) to four hundred fifty million (450,000,000), par value $0.001 per share.  A copy of the proposed amendment is attached hereto as Appendix A.

Reason for the Amendment

We are currently authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001 per share. Currently, there are 7,500,000 shares of Class B Preferred Stock and 15,839,800 shares of Class B Preferred Stock issued and outstanding.  At this time, because of the need to amend our articles of incorporation to increase our shares of common stock and to change our name, we deem it convenient to increase our authorized shares of preferred stock.

More generally however, the increase in the authorized number of shares of preferred stock will enable us to engage in (i) possible future financings for which there will very likely be reserve requirements of five times the number of shares that may actually issuable upon full conversion of the securities and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under possible new benefit plans.

We have no plans to designate or issue any additional shares of Preferred Stock at this time.

After the increase in the authorized number of shares of preferred stock, there will be available for issuance, 426,660,200 shares of preferred stock with approximately shares allocated to issuance upon the conversion of certain promissory notes to shares of preferred stock.  The par value of our preferred stock will remain $0.001 share.  The relative rights and limitations of the shares of preferred stock would remain as they currently are established with certain additional rights as created by management.  Our shares of preferred stock vote with our preferred stock as a single class on all matters submitted to our shareholders.

Certain Effects of the Amendment

The increase in authorized shares of preferred stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of preferred stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of shares of our preferred stock.

The holders of shares of our preferred stock are not entitled to preemptive rights with respect to the issuance of additional shares of preferred stock or securities convertible into or exercisable for shares of preferred stock. Accordingly, the issuance of additional shares of our preferred stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the preferred stock. The additional shares of preferred stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the preferred stock now authorized.

We could also use the additional shares of preferred stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the preferred stock. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

Our shares of preferred stock votes with our classes of preferred stock as a single class on all matters submitted to our shareholders.

REVERSE STOCK SPLIT

On June 15, 2015, our board of directors and on June 15, 2015, our principal stockholders holding a majority of our voting power approved a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for thirty (30) shares basis.   The effective date of the split will be established at the discretion of our board of directors.  We presently anticipate the split to occur on or about July 15, 2015.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.  Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

Amendment to Articles of Incorporation

In connection with the Reverse Stock Split, we will not file with the State of Nevada an amendment to our articles of incorporation to reflect the split.  Our authorized capitalization will be 10,000,000,000 million shares of common stock with a par value of $0.001 per share of which 1,814,822,222 shares will be outstanding and 450,000,000 million shares of preferred stock with a par value of $0.001 per share of which 7,500,000 shares of Series A Preferred Stock outstanding with each Series A Preferred share having 100 votes; 15,839,800 shares of Series B Preferred Stock outstanding with each Series B Preferred share having 1,000 votes per share.  The total voting power of the outstanding common and preferred stock is 18,404,622,222 votes.  9,202,311,112 votes were required to pass this resolution.   Our shares of common stock vote with our preferred stock as a single class on all matters submitted to our shareholders.

Under applicable Nevada law, a corporation may effect a reverse stock split without correspondingly decreasing the number of authorized shares of the same class or series if:

(a)	The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and
(b)	The proposal is approved by the vote of stockholders holding a majority of the voting power of the outstanding shares of the affected class or series.

As our board of directors has approved the Reverse Stock Split and stockholders holding a majority of our outstanding shares of common stock have also approved the split by written consent, we are not required to change our authorized capitalization.  Accordingly, our amendment to our articles of incorporation will reflect that our outstanding shares have been reverse split, but that our capitalization will be unchanged. Upon the effectiveness of the split, each share of our issued and outstanding common stock will be reverse split on a one (1) share for (30) shares basis.   Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly divided by the split ratio, will have the number of new shares to which they are entitled rounded up to the next whole number of shares.  No stockholders will receive cash in lieu of fractional shares.

Effect of the Reverse Stock Split

Split shares of common stock issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the Reverse Stock Split. The Reverse Stock Split will decrease the number of outstanding common shares but will not affect any stockholder's proportionate interest in our company prior to the closing of the Share Exchange, except for minor differences resulting from the rounding up of fractional shares.  The par value of our common stock will remain unchanged at $0.001.  While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount.  Therefore, the Reverse Stock Split will not affect our total stockholders' equity.  All share and per share information will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will occur or be sustained. If the market price of our stock declines after the implementation of the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity.  In addition, the Reverse Stock Split may increase the number of the stockholders who own odd lots, or less than 100 shares.  Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results outlined above.

Following the Reverse Stock Split, we will have issued and outstanding approximately 60,494,074 shares of common stock, without giving effect to the rounding up of fractional shares.

Following the Reverse Stock Split, we will have the corporate authority to issue 9,939,505,926 shares of authorized but unissued common stock.  These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock following the Reverse Stock Split other than to issue shares of common stock in connection with the possible conversion outstanding debt to shares of common stock.  Such action would eliminate debt from the balance sheet and convert the same to equity.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.  The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company as a result of the reverse split, we expect that our common stock will continue to be quoted on the OTC Markets, Inc. - PINK and we plan to continue to file periodic and other reports with the SEC under the Exchange Act.

Following the Reverse Stock Split, the share certificates you now hold will be replaced with new certificates. You are not required to exchange your certificates for new certificates.   The old certificates now in your possession will be cancelled.   In the future, new share certificates will be issued reflecting the stock split, but this in no way will affect the validity of your current share certificates.  The reverse split will occur on the effective date without any further action on the part of our stockholders.  After the effective date of the reverse split, each share certificate representing shares of pre-split common stock will be deemed to represent 1/30th shares of post-split ECOS common stock.  Certificates representing post-split common stock will be issued in due course by our transfer agent:  Action Stock Transfer Corporation, 2469 Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.  Its telephone number is (801) 274-1088.

Reason for the Reverse Stock Split

We currently have 2,000,000,000 shares of common stock authorized increasing to 10,000,000,000 shares as per this Information Statement.  We are committed to have to issue additional shares of common stock to certain creditors upon conversion of its debt to shares of common stock.  Accordingly, for the foregoing reason, we have elected to reverse split our shares of common stock.

The following sets forth the total number of shares of common stock that could be issued upon current creditors exercising their right to convert their debt into shares of common stock. The Denali note provides for conversion at 50% of the lowest trading price during the thirty consecutive trading days prior to the conversion.  The Iconic notes provide for conversion at 50% of the average of the lowest three end of day closing bid prices.  The HGT notes provide for conversion at 50% of the average three lowest closing bid prices prior to the exercise of conversion.  The following is the estimation of shares of common stock that could be issued if all creditors exercised their right to convert their debt into shares of common stock.

OUTSTANDING PROMISSORY NOTES
Lender	Amount Owed	Number of Common Shares Issuable Upon Conversion of the Entire Amount

Denali Equity Group, LLC	$14,300	105,925,296

Iconic Holdings, LLC	$40,000	1,142,857,143

Iconic Holdings, LLC	$22,000	628,571,428

Iconic Holdings, LLC	$15,000	428,571,429

HGT Capital, LLC	$50,000	1,000,000,000

TOTAL	$141,300	3,305,925,926

We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing post-split shares that are issued in exchange for old pre-split certificates representing restricted shares, will contain the same restrictive legend as on the old certificates.  Also, for purposes of determining the term of the restrictive period applicable to the new post-split shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

Accounting Matters

The par value per share of the common stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. The company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares

When the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the common stock will remain the same after the Reverse Stock Split. Each share of common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The Reverse

Stock Split would result in some stockholders owning "odd-lots" of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

No Appraisal Rights

Under Nevada Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed Reverse Stock Split and amendment to our articles of incorporation.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a "U.S. stockholder") that is a "United States person," as defined in the Internal Revenue Code of 1986, as amended (the "Code").  This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information purposes only.  Further, it does not address any state, local or foreign income or other tax consequences.  For example, state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by a U.S. stockholder prior to the Reverse Stock Split ("Old Shares") were, and the shares owned by such stockholder immediately after the Reverse Stock Split ("New Shares") will be, held as "capital assets," as defined in the Code, generally property held for investment.  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split also is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder's exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis and holding period of the New Shares received in the Reverse Stock Split should be the same as such stockholder's aggregate tax basis and holding period in the Old Shares being exchanged.   Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times.  Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

We are hereby notifying our stockholders of the approval of the Reverse Stock Split and, pursuant to the Exchange Act, filing this Information Statement on Schedule 14C, which will be mailed to all stockholders of record as of the record date established therefore.

THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY

Our Board of Directors has approved, subject to the vote of the shareholders, to change our name from HDS International, Inc. to SirenGPS, Inc.  A copy of the proposed amendment is attached hereto as Appendix A.

Reason for the Amendment

Our Board of Directors intends to expand and refocus its efforts from renewable energy to emergency management software services.  Our Board of Directors believes that changing our name, we will have to opportunity to disconnect, in the public eye, from our previous operations.

THE PROPOSAL TO APPROVE OF 2015 STOCK INCENTIVE PLAN

Overview

In the opinion of our Board of Directors, our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On June 15, 2015, HDS's Board of Directors adopted, subject to stockholder approval, the HDS International, Inc. 2015 Stock Incentive Plan, which we refer to as the 2015 Stock Incentive Plan. A copy of the 2015 Incentive Stock Option Plan is attached hereto as Appendix B.

The 2015 Stock Incentive Plan would allow for the issuance of up to 50,000,000,000 shares of our Common Stock.

The 2015 Stock Incentive Plan is intended to be a broad-based plan that allows for the issuance of equity awards deep into our organization.

The Board of Directors believes that approving 50,000,000,000 shares for issuance under the 2015 Stock Incentive Plan is appropriate and in the best interests of stockholders given our current expectations on hiring following an attempted recapitalization and restructuring and the highly competitive environment in which we intend to recruit and retain

Summary of the 2015 Incentive Stock Option Plan

The following summary of the 2015 Incentive Stock Option Plan is qualified in its entirety by reference to the 2015 Stock Incentive Plan, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission's website at www.sec.gov.

Types of Awards; Shares Available for Issuance.

The 2015 Stock Incentive Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code (the "Code"), non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, other stock-based awards and performance awards or other awards in the form of cash awards; we refer to these securities as Awards.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2015 Stock Incentive Plan may not exceed 1,000,000 shares per calendar year. The maximum number of shares with respect to which Awards other than options and stock appreciation rights may be granted under the 2015 Stock Incentive Plan is 90% of the total number of shares available for issuance thereunder. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of HDS at the time of grant shall be 10% of the total number of shares available for issuance under the 2015 Stock Incentive Plan. Performance Awards can also provide for cash payments of up to a maximum of $15,000,000 per calendar year per individual. Up to 5,000,000 shares shall be available under the 2015 Stock Incentive Plan for Awards in the form of incentive stock options.

All shares of Common Stock covered by stock appreciation rights shall be counted against the number of shares available for grant under the 2015 Stock Incentive Plan and the sub-limitations described above. However, stock appreciation rights that may be settled only in cash shall not be so counted, and if a stock appreciation right is granted in tandem with an option and the grant provides that only one such Award may be exercised, only the shares covered by the option shall be counted, and the expiration of one in connection with the other's exercise will not restore shares to the 2015 Stock Incentive Plan.

Shares issued under the 2015 Stock Incentive Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market.

Descriptions of Awards.

Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Common Stock on the effective date of grant. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of HDS or any of our subsidiaries. Under the terms of the 2015 Stock Incentive Plan, stock options may not be granted for a term in excess of seven years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of stock of HDS or any of our subsidiaries). The 2015 Stock Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or check or, except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a "cashless exercise" through a broker, (ii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by surrender to us of shares of Common Stock owned by the participant valued at their fair market value, (iii) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of a notice of "net exercise" as a result of which HDS will retain shares of Common Stock otherwise issuable pursuant to the stock option, (iv) to the extent provided in the applicable option agreement or approved by our Board of Directors, by any other lawful means, or (v) any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive a number of shares of Common Stock or cash (or a combination thereof) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our Common Stock over the grant price. SARs may be granted independently or in tandem with stock options granted under the 2015 Stock Incentive Plan. When a SAR is granted in tandem with a stock option, the SAR will be exercisable only at such time or times, and to the extent that the related stock option is exercisable (except to the extent designated by our Board of Directors in connection with an acquisition or change in control event) and will be transferable only with the related stock option. The 2015 Stock Incentive Plan provides that the grant price or exercise price of an SAR may not be less than 100% of the fair market value per share of our Common Stock on the effective date of grant and that SARs granted under the 2015 Stock Incentive Plan may not have a term in excess of seven years.

No Repricings of Options or SARs; Other Limitations. With respect to options and SARS, unless such action is approved by stockholders or permitted under the terms of the 2015 Stock Incentive Plan in connection with certain changes in capitalization and change in control events, we may not (i) amend any outstanding option or SAR granted under the 2015 Stock Incentive Plan to provide an exercise price or grant price per share that is lower than the then-current exercise price or grant price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the 2015 Stock Incentive Plan) and grant in substitution therefor new Awards under the 2015 Stock Incentive Plan (other than certain Awards granted in connection with our merger or consolidation with, or acquisition of, another entity, covering the same or a different number of shares of Common Stock and having an exercise price or grant price per share lower than the then-current exercise price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or grant price per share above the then-current fair market value of our Common Stock, or (iv) take any other action under the 2015 Stock Incentive Plan that constitutes a "repricing".  No option or SAR granted under the 2015 Stock Incentive Plan shall contain any provision entitling the grantee to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of our Common Stock subject to the right of HDS to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board of Directors in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by HDS with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Restricted Stock Units; Deferred Stock Units. Instead of granting Awards for Restricted Stock, we may also grant Awards entitling the recipient to receive shares of our Common Stock (or cash equal to the fair market value of such shares) to be delivered at a future date on or after such Award vests. We refer to these Awards as Restricted Stock Units. A participant has no voting rights with respect to any Restricted Stock Units. To the extent provided by our Board of Directors in its sole discretion, a grant of Restricted Stock Units may provide the participant with a right to receive dividend equivalents, which may be settled in cash and/or shares of our Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the underlying Restricted Stock Units. Our Board of Directors may provide for deferral of settlement of a Restricted Stock Unit (on a mandatory basis or at the election of the participant); we refer to Restricted Stock Units with a mandatory or elected deferral as Deferred Stock Units.

Other Stock-Based Awards; Cash-Based Awards. Under the 2015 Stock Incentive Plan, our Board of Directors may grant other Awards that are based upon our Common Stock or other property having such terms and conditions as the Board of Directors may determine including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our Common Stock, and the grant of Awards entitling recipients to receive shares of our Common Stock to be delivered in the future. We refer to these types of Awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2015 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of our Common Stock or cash, as our Board of Directors determines. Our Board of Directors may also grant Performance Awards (as defined below) or other Awards denominated in cash rather than shares of Common Stock. We refer to these types of Awards as Cash-Based Awards.

Performance Awards. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards granted under the 2015 Stock Incentive Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. Performance Awards may also provide for cash payments of up to $15,000,000 per calendar year per individual. With respect to Performance Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, our Board of Directors shall specify, at the time of grant, that such Performance Award will vest solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the Board of Directors: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) revenue, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, or (o) earnings per share. The preceding performance criteria may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or relative to the performance of a peer group of entities or other external measure of the selected performance criteria. The Board of Directors shall specify whether such performance measures are to be adjusted to exclude any one or more of (I) extraordinary items, (II) gains or losses on the dispositions of discontinued operations, (III) the cumulative effects of changes in accounting principles, (IV) the writedown of any asset, (V) charges for restructuring and rationalization programs, (VI) other non-cash charges or items, (VII) gains or losses relating to financing or investment activities, (VIII) the effect of acquisitions, or (IX) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such performance measures (A) may vary by participant and may be different for different Awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board of Directors; and (C) shall be set by the Board of Directors within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).  The Board of Directors may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of HDS. Performance Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) may be based on these or other performance measures as determined by our Board of Directors.

Transferability of Awards.

Except as the Board of Directors may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards.

Employees, officers, directors, consultants and advisors of HDS and our present or future parent or subsidiary corporations and any other business venture in which HDS has a controlling interest (as determined by our Board of Directors) are eligible to be granted Awards under the 2015 Stock Incentive Plan. Under current law, however, incentive stock options may only be granted to employees of HDS and its present or future parent or subsidiaries. The granting of Awards under the 2015 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above.

Administration.

Our Board of Directors administers the 2015 Stock Incentive Plan and is authorized to adopt, alter and repeal the administrative rules, guidelines and practices relating to the 2015 Stock Incentive Plan and to interpret the provisions of the 2015 Stock Incentive Plan and any Award documentation and remedy any ambiguities, omissions or inconsistencies therein. Pursuant to the terms of the 2015 Stock Incentive Plan, our Board of Directors may delegate authority under the 2015 Stock Incentive Plan to one or more committees or subcommittees of our Board of Directors. Our Board of Directors, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2015 Stock Incentive Plan:

•
the number of shares of Common Stock, cash or other consideration covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

•	the exercise price of Awards;
•	the effect on Awards of a change in control of HDS; and
•	the duration of Awards.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, except as otherwise provided under the terms of the 2015 Stock Incentive Plan in the case of Performance Awards.

The Board of Directors is required to make appropriate adjustments in connection with the 2015 Stock Incentive Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

All decisions by the Board of Directors shall be made in the Board of Directors' sole discretion and shall be final and binding on all persons having or claiming any interest on the 2015 Stock Incentive Plan or in any Award. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination relating to or under the 2015 Stock Incentive Plan made in good faith. HDS will indemnify and hold harmless each director, officer, other employee, or agent to whom any duty or power relating to the administration or interpretation of the 2015 Stock Incentive Plan has been or will be delegated against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board of Director's approval) arising out of any act or omission to act concerning the 2015 Stock Incentive Plan unless arising out of such person's own fraud or bad faith.

Amendment of Awards. Except as otherwise provided under the 2015 Stock Incentive Plan, with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding Award provided that the participant's consent to such action will be required unless our Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the participant or the change is otherwise permitted under the terms of the 2015 Stock Incentive Plan.

Acquisition and Change in Control Events.

Definitions. The 2015 Stock Incentive Plan contains provisions addressing the consequences of any acquisition event or change in control event. An "acquisition event" is defined under the terms of the 2015 Stock Incentive Plan to mean (a) any merger or consolidation of HDS with or into another entity as a result of which our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction. A "change in control event," as defined in the 2015 Stock Incentive Plan, means (w) any merger or consolidation which results in the voting securities of HDS outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of voting securities of HDS or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (x) subject to certain restrictions contained in the definition of the change in control event under the 2015 Stock Incentive Plan, the acquisition by an individual, entity or group of beneficial ownership of any capital stock of HDS if, after such acquisition, such individual, entity or group beneficially owns 50% or more of either (i) the then-outstanding shares of our Common Stock or (ii) the combined voting power of HDS's then-outstanding voting securities entitled to vote generally in the election of directors; (y) any sale of all or substantially all of HDS's assets; or (z) the complete liquidation of HDS.

Awards Other than Restricted Stock; Options Available to the Board of Directors. For Awards other than Restricted Stock, under the 2015 Stock Incentive Plan, if an acquisition event occurs (regardless of whether such event also constitutes a change in control event), our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board of Directors determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and HDS): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a participant, provide that all of the participant's unexercised Awards will terminate immediately prior to the consummation of such acquisition event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such acquisition event, (D) in the event of an acquisition event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the acquisition event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (X) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such acquisition event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, grant or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (E) provide that, in connection with a liquidation or dissolution of HDS, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (F) any combination of the foregoing.

The 2015 Stock Incentive Plan also provides, however, that for Restricted Stock Units that are subject to Section 409A of the Code: (A) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the acquisition event constitutes such a "change in control event", then no assumption or substitution of the Restricted Stock Unit shall be permitted, and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (B) the Board of Directors may only undertake the actions set forth in clauses (C), (D) or (E) above; if the acquisition event is not a "change in control event" as so defined under the Treasury Regulation or such action is permitted or required by Section 409A of the Code. If the acquisition event does not constitute a "change in control event" as defined in the Treasury Regulation or such action is not permitted or required by Section 409A of the Code,  and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (A) above, then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the acquisition event without any payment in exchange therefor.

Except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the participant and HDS, each Award (other than Restricted Stock) shall become immediately vested, exercisable, or free from forfeiture, as applicable, if on or prior to the first anniversary of the date of the consummation of a change in control event, the participant's employment with us or our successor is terminated for good reason (as defined in the 2015 Stock Incentive Plan) by the participant or is terminated without cause (as defined in the 2015 Stock Incentive Plan) by us or our successor.

Provisions Applicable to Restricted Stock. Upon the occurrence of an acquisition event (regardless of whether such event also constitutes a change in control event), HDS's repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless the Board of Directors determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such acquisition event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board of Directors may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and HDS, either initially or by amendment.

Upon the occurrence of a change in control event (regardless of whether such event also constitutes an acquisition event), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the participant and HDS, each Award of Restricted Stock shall become immediately vested and free from forfeiture if on or prior to the first anniversary of the date of the consummation of a change in control event, the participant's employment with us or our successor is terminated for good reason (as defined in the 2015 Stock Incentive Plan) by the participant or is terminated without cause (as defined in the 2015 Stock Incentive Plan) by us or our successor.

Other Stock-Based Awards or Cash-Based Awards.

The Board of Directors shall specify at the time of grant or thereafter the effect of an acquisition event or change in control event on any Other Stock-Based Award or Cash-Based Award granted under the 2015 Stock Incentive Plan.

Provisions for Foreign Participants.

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2015 Stock Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination.

Our Board of Directors may amend, suspend or terminate the 2015 Stock Incentive Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by HDS's stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment would be made effective unless and until such amendment shall have been approved by HDS's stockholders; and (iii) if at any time the approval of HDS's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board of Directors may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to the 2015 Stock Incentive Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2015 Stock Incentive Plan at the time the amendment is adopted, provided that the Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2015 Stock Incentive Plan.

Effective Date and Term of 2015 Stock Incentive Plan.

The 2015 Stock Incentive Plan shall become effective on the date the plan is approved by HDS's stockholders. No Awards shall be granted under the 2015 Stock Incentive Plan after the completion of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2015 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by HDS or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO Stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO Stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of an SAR but generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the Restricted Stock less the purchase price, if any. When the shares of Restricted Stock are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units and Deferred Stock Units. A participant will not have income upon the grant of a Restricted Stock Unit or Deferred Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit or Deferred Stock Unit. When the Restricted Stock Unit or Deferred Stock Unit vests, unless the distribution of the shares of Common Stock associated with such Award has been deferred in a manner that complies with Section 409A of the Code, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. If the participant has made a valid deferral election, he or she will have income on the distribution date of the stock in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date or delivery date, as applicable. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any Other Stock-Based Award granted under the 2015 Stock Incentive Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to HDS. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

HDS INTERNATIONAL CORP.

PAUL RAUNER
Paul Rauner, President
July 20, 2015

Appendix A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

SirenGPS, Inc.

SIRENGPS, INC., a corporation organized under the laws of the state of Nevada, by its chief executive officer does hereby certify:

1.	The name of the corporation is SirenGPS, Inc.

4.            The total number of shares of stock which the Corporation shall be authorized to issue is 10,450,000,000 shares comprised of 10,000,000,000 shares of common stock, par value $0.001 per share and 450,000,000 shares of preferred stock, par value $0.001, the dividends, terms, voting rights, and conditions relating thereto to be determined by the board of directors as more particularly set forth in the attached.

THE UNDERSIGNED, does make and file these amendments to the articles of incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set his hand this 20th day of June 2015.

SIRENGPS, INC.

BY:	PAUL RAUNER
Paul Rauner, President

 A-1

Appendix B

SIRENGPS, INC.

2015 STOCK OPTION PLAN

ARTICLE I

PURPOSE

SIRENGPS, INC. (the "Company"), is largely dependent for the successful conduct of its business on the initiative, effort and judgment of its officers, employees, and others who supply services to it.  This Stock Option Plan (the "Plan") is intended to provide the foregoing with an incentive through stock ownership in the Company and encourage them to remain in the Company's service.  Moreover, since the Incentive Stock Options and Non‑Qualified Stock Options provided for in the Plan are subject to various alternative provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee (as hereinafter defined) will have considerable latitude in shaping options granted under the Plan to the particular circumstances of the optionee, thus recognizing the full incentive value of the option.

ARTICLE II

ADMINISTRATION

The Plan shall be administered by the Board of Directors (the "Board") of the Company.  The Board, at its option, may delegate the administration of the Plan to another committee of the Board subject to the provisions of this Article II.  Subject to the express provisions of the Plan, the Board shall have plenary authority, in its discretion, to approve the individuals within the class set forth in Article IV to whom, and the time and price per share at which, options shall be granted, and the number of shares to be subject to each option.  In making such determination, the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.  Subject to the express provisions of the Plan, the Board shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations regulating it, and to make all other determinations necessary or advisable for the administration of the Plan.  The Board's determination on the matters referred to in this Article II shall be final, conclusive and binding upon all optionees.

ARTICLE III

AMOUNT OF STOCK AND DURATION OF PLAN

The aggregate amount (subject to adjustment as provided in Article VIII) of stock which may be purchased pursuant to options granted under this Plan shall be one (1) billion shares of the Company's Common Stock.  Any option granted hereunder must be granted within ten (10) years from the date of approval of adoption of the Plan by the Board or the date on which this Plan is approved by the Company's shareholders, whichever is earlier.  Shares subject to options under the Plan may, in the sole discretion of the Board, be either authorized and unissued shares or issued shares which have been acquired by the Company and are being held in its treasury.  When options have been granted under the Plan and have lapsed unexercised or partially unexercised, the shares which were subject thereto may be reoptioned under the Plan.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

All officers, employees, and others who have supplied services to the Company shall be eligible to receive Stock Options under the Plan.

ARTICLE V

TERMS AND CONDITIONS OF OPTIONS

Each option granted under the Plan shall be evidenced by a Stock Option Agreement (the "Agreement"), the form of which shall have been approved by the Board and Counsel to the Company.  The Agreement shall be executed by the Company and the optionee and shall set forth the terms and conditions of the option, which terms and conditions shall include, but not by way of limitation, the following:

1.  Option Price.  The option price shall be determined by the Board.

2.  Term of Option.  The term of the option shall be selected by the Board, but in no event shall such term exceed ten (10) years.

3.  Transferability.  Options granted hereunder shall not be transferable otherwise than by will or operation of the laws of descent and distribution.  During the lifetime of the optionee, options granted hereunder shall be exercisable only by the optionee.

4.  Termination of Employment.  In the event of an optionee's termination of employment with the Company for any reason other than death, all options granted hereunder shall thereupon terminate, unless an exception has been granted in writing by the Board.  The Board may, in its discretion, direct that certain Agreements contain provision permitting exercise of an option after an optionee's retirement.  Upon the termination of an optionee's employment by reason of his death, such optionee's option(s) shall terminate to the extent it was not exercisable at the date of his death.  To the extent such options were then exercisable by the optionee, optionee's estate or the beneficiaries thereof shall be entitled to exercise such options for a period of three (3) months from the date of his death, (unless the option(s) should sooner terminate according to its own provisions) but not thereafter.  Notwithstanding the other provisions of this subparagraph 4, no option shall be exercised more than ten (10) years from the date upon which it is granted. Options granted to service providers who are not officers or directors of the Company will not terminate.

5.  Other Conditions.  At its sole discretion, the Board may impose other conditions upon the options granted hereunder, including, but not by way of limitation, percentage limitations upon the exercise of options granted hereunder.  If the Plan and the shares of Common Stock reserved for options hereunder have not been registered under the Securities Act of 1933, as amended (the "Act"), the Board shall satisfy itself that the exemption from registration afforded by Section 4(a)(2) of the Act will be available.

ARTICLE VI

INCENTIVE STOCK OPTIONS

The Board, in recommending and granting stock options hereunder, shall have the discretion to determine that certain options shall be Incentive Stock Options, as defined in Section 422A of the Code and the regulations thereunder, while other options shall be Non‑Qualified Stock Options.  Neither the members of the Board nor the Company shall be under any obligation or incur any liability to any person by reason of the determination by the Board whether an option granted under the Plan shall be an Incentive Stock Option or a Non‑Qualified Stock Option.  The provisions of this Article VI shall be applicable to all Incentive Stock Options at any time granted or outstanding under the Plan.

All Incentive Stock Options granted or outstanding under the Plan shall be granted and held subject to and in compliance with the terms and conditions specifically set forth in Articles II, III, IV, and V hereof and, in addition, subject to and in compliance with the following further terms and conditions:

1.  The option price of all Incentive Stock Options shall not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock at the time the option is granted (notwithstanding any provision of Article V hereof to the contrary);

2.  No Incentive Stock Option shall be granted to any person who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of the Company.  Such ownership limitation will be waived if (i) the option price is at least one hundred ten percent (110%) of the fair market value of the Company's Common Stock at the time the option is granted; and (ii) the option by its terms must not be exercisable more than five (5) years from the date it is granted; and,

3.  The aggregate fair market value of all shares of Common Stock (determined at the time of the grant of the option) exercisable for the first time by an employee during any calendar year shall not exceed $100,000.

ARTICLE VII

EXERCISE OF OPTIONS

Options granted hereunder may be exercised only by tendering to the Company written notice of exercise accompanied by the aggregate purchase price for the shares with respect to which the option is being exercised.  No option shall be exercisable unless the shares issuable on the exercise thereof have been registered under the Act, or the Company shall have first received the opinion of its counsel that registration under the Act is not required in connection with such issuance.  At the time of exercise, if the shares with respect to which the option is being exercised have not been registered under the Act, the Company may require the optionee to give the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the Act is not required.  Share certificates issued to the optionee upon exercise of the option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable.  The purchase price of shares of Common Stock of the Company acquired upon the exercise of any Non‑Qualified Stock Option or Incentive Stock Option granted under the Plan may be paid by an optionee by the payment of cash, or by the assignment to the Company of shares of the Company's Common Stock theretofore owned by the optionee having a value equal to such option price, or by any combination thereof.  For purposes of the Plan, shares of Common Stock shall be deemed to have a value equal to the average of the closing bid and asked price for a share for the trading day upon which such value is being determined.

ARTICLE VIII

ADJUSTMENTS

Subject to any required action by the Company's Directors and shareholders, the number of shares provided for in each outstanding option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase of decrease in the number of issued shares of the Company Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.  Subject to any required action by the Company's Directors and shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of the Company's Common Stock subject to the option would have been entitled.  In the event (hereinafter collectively referred to as an "Event of Sale or Liquidation") of:  (a) a dissolution or liquidation of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation; (c) a sale of all or substantially all of the assets of the Company; or (d) a sale of all or substantially all of the outstanding Common Stock of the Company to one purchaser, then each outstanding option shall terminate, provided, however, that in such event, each optionee shall have the right immediately prior to any Event of Sale or Liquidation to exercise his option with respect to the full number of shares covered thereby, without regard to any installment provision contained in this Agreement.  In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.  The aforesaid adjustment shall be made by the Committee whose determination in that respect shall be final, binding and conclusive.  Except as hereinbefore expressly provided in this Article VIII, the optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class or payment of any stock dividend or any other  increase or decrease in the number of shares of any class or by reason of any Event of Sale or Liquidation, or spin‑off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any option.  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

ARTICLE IX

AMENDMENT OR DISCONTINUANCE

The Board may at any time amend, rescind or terminate the Plan, as it shall deem advisable, provided, however, that no change may be made in options theretofore granted under the Plan (without the consent of the optionees) which should impair the optionee's rights.  Provided, however, that no amendment to the Plan will be effective unless and until such amendment has been approved by the holders of a majority of the Company's  outstanding voting stock (voting as a single class) present, or represented, and entitled to vote at a duly constituted meeting of such shareholders.

ARTICLE X

SHAREHOLDER APPROVAL

The Plan shall be effective (the "Effective Date") when it has received the approval of a majority of the Board of Directors.  However, the Plan and all options granted under the Plan shall be void if the Plan is not approved by the holders of a majority of the outstanding voting stock of the Company (voting as a single class) within twelve (12) months of the Effective Date.

SIRENGPS, INC.

STOCK OPTION AGREEMENT

____	INCENTIVE STOCK OPTIONS

or

____	NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made and entered into by and between SIRENGPS, INC. (the "Company") and _____________________________________________________ ("Optionee").

WHEREAS, the Company considers it desirable and in the Company's best interests that officers, employees and others who have supplied services to the Company be given an inducement to acquire a propriety interest in the Company and an added incentive to advance the interests of the Company by possessing an option to purchase stock of the Company in accordance with the Incentive Stock Option Plan (the "Plan") adopted by the Board of Directors (the "Board") of the Company on _____________________, 201___.

NOW THEREFORE, in consideration of the promises, it is agreed by and between the parties as follows:

1.  Grant of Option.  The Company hereby grants to ____________________________ the right, privilege, and option to purchase _____________________ shares of the Company's Common Stock at the purchase price of $__________ per share, in the manner and subject to the conditions hereinafter provided and Article VI of the "Stock Option Plan."

2.  Vesting Schedule.  The options will vest according to the following schedule:

____________ options upon execution of this Agreement
____________ options ______ months after the execution date
____________ options ______ months after the execution date

3.  Time of Exercise of Options.  The aforesaid option may, until the termination thereof as provided in Article V, paragraph 4, be exercised in any increments, subject to Article VI(1) of the "Stock Option Plan."  Provided that for this purpose any such previously granted option not having been exercised in full shall be deemed to remain outstanding until the expiration of the period during which under its initial term it could have been exercised.

4.  Method of Exercise.  The options shall be exercised by written notice (the "Notice") from Optionee to the Executive Committee (the "Committee") of the Board.  The Notice shall specify the number of shares of stock for which the option is being exercised and be accompanied by a cashier's check for payment in full of the option price for the number of shares specified. In the event the Company owes Optionee any sums of money, the amount owed Optionee may be offset against the exercise price of the option price.   The option shall be deemed exercised as of the time the Notice is actually received by the Company.  The Company shall make immediate delivery of such shares in electronic or paper form to the Optionee or his designated brokerage firm, as directed in writing by the Optionee, provided that if any law or regulation required the Company to take any action with respect to the shares specified in such Notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

5.  Termination of Option.  Except as otherwise provided, the option to the extent not already exercised or expired by its own terms shall terminate upon the first to occur of the following dates:

(a)  Termination of the Optionee, unless designated by the Board that the options will remain effective for a specific period of time after termination, not to exceed the original expiration date.

(b)  Death of the Optionee.

(c)  Midnight ______________, 201___.

6.  Adjustments.  Subject to any required action by the Company's Directors and shareholders, the number of shares provided for in this option, and the price thereof, shall be adjusted proportionately upward or downward in accordance with the provisions of Article VIII of the Plan.

7.  Rights prior to Exercise of Option.  This option is nontransferable by the Optionee.  Optionee shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to him of such shares as herein provided.

8.  Restriction of Disposition.  All shares acquired by Optionee pursuant to this Stock Option Agreement may be subject to restriction on sale, encumbrance and other dispositions pursuant to state or federal law.

9.  Notices.  The addresses to which all notices required to be given hereunder shall be sent are, if to the Company:

SIRENGPS, INC.
9272 Olive Boulevard
St. Louis, Missouri 63132

and if to Optionee:

_______________________
_______________________
_______________________

Either party may change his address by giving written notice to the other party at the indicated address.  All notices given hereunder shall be deemed received when actually delivered to the indicated address.

10.  Stock Option Plan.  This Agreement is subject to and incorporated by reference to all the terms and conditions set forth in the Plan.  In the event of any conflict between the terms of this Agreement and the Plan, the terms and conditions of the Plan shall control.

11.  Binding Effect.  Optionee acknowledges receipt of a copy of the Plan.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of _____________________, 201____.

SIRENGPS, INC.

BY:
Paul Rauner, President